Exhibit 99.2

Cytec Industries Inc.

Five Garret Mountain Plaza

Woodland Park, New Jersey 07424

www.cytec.com

Contact:

Jodi Allen

Investor Relations

(973) 357-3283

Release Date: Immediate

Cytec Industries Inc. Announces Total Consideration And Tender Offer Consideration In Respect Of Its Previously Announced Cash Tender Offers

March 12, 2013 – Cytec Industries Inc. (“Cytec” or the “Company”) (NYSE: CYT) today announced the Total Consideration (as defined below) and Tender Offer Consideration (as defined below) in respect of its previously announced offers, each as amended earlier today (the “Tender Offers”) to purchase for cash up to $200,000,000 aggregate principal amount of its notes, including up to $125,000,000 of its 6.0% Notes due October 1, 2015 (the “2015 Notes”) and an uncapped amount of its 8.95% Notes due July 1, 2017 (the “2017 Notes”, together with the 2015 Notes, the “Securities”). The Tender Offers were made pursuant to an Offer to Purchase dated February 26, 2013 (as amended and supplemented, the “Offer to Purchase”) and the related Letter of Transmittal dated February 26, 2013 (as amended and supplemented, the “Letter of Transmittal”), which set forth a complete description of the terms of the Tender Offers.

Holders who validly tendered their Securities at or prior to 5:00 p.m., New York City time, on March 11, 2013 (the “Early Tender Date”) are eligible to receive the Total Consideration (as defined below). The Tender Offers will expire at 11:59 p.m., New York City time, on March 25, 2013 (such date and time, as it may be extended, the “Expiration Date”), unless earlier terminated. Tendered Securities of a series may no longer be withdrawn from the Tender Offers.

The “Total Consideration” for each $1,000 principal amount of each series of the Securities validly tendered at or prior to the Early Tender Date and accepted for purchase pursuant to the Tender Offers and the “Tender Offer Consideration” for each $1,000 principal amount of each series of Securities validly tendered after the Early Tender Date but at or prior to the Expiration Date and accepted for purchase pursuant to the Tender Offers, are set forth in the table below. The Total Consideration for each $1,000 principal amount of each series of Securities validly tendered at or prior to the Early Tender Date and accepted for purchase pursuant to the Tender Offers was determined by reference to the applicable fixed spread specified in the table below for the Securities over the yield based on the bid-side price of the applicable Reference U.S. Treasury Security specified in the table below, as calculated by the dealer managers for the Tender Offers at 9:30 a.m., New York City time, today. The Total Consideration includes the early tender premium of $30.00 per $1,000 principal amount of Securities. Holders who validly tender Securities after the Early Tender Date but at or prior to the Expiration Date and whose Securities are accepted for purchase will receive the applicable Tender Offer Consideration, which is the Total Consideration less the early tender premium of $30.00 per $1,000 principal amount of Securities.

Title of Security	CUSIP Number	Acceptance Priority Level	Principal Amount Outstanding	Maximum Principal Amount	Reference U.S. Treasury Security	Reference Yield	Fixed Spread (basis points)	Total Consideration (1)	Tender Offer Consideration(1)
6.0% Notes due October 1, 2015	232820AG5	1	$249,560,000	$125,000,000	0.25% U.S. Treasury Note due January 31, 2015	0.252%	75	$1,123.77	$1,093.77
8.95% Notes due July 1, 2017	232820AH3	2	$249,400,000	N/A	0.875% U.S. Treasury Note due January 31, 2018	0.862%	135	$1,272.67	$1,242.67

(1)	Per $1,000 principal amount of Securities

Securities that are tendered and accepted for purchase will be settled only on the settlement date, which will promptly follow the Expiration Date and is expected to be March 26, 2013.

In addition to the applicable Tender Offer Consideration or the Total Consideration, as the case may be, all Securities accepted for purchase will also receive accrued and unpaid interest on those Securities from the last interest payment date to, but not including, the Settlement Date, for each series of Securities.

Securities tendered for purchase in the Tender Offers are subject to the maximum aggregate principal amount of $200,000,000 and proration, as described below and in the Offer to Purchase,

and are also subject to the acceptance priority levels indicated above. All 2015 Notes up to the $125,000,000 maximum aggregate principal amount of 2015 Notes to be purchased that are validly tendered will have priority over any 2017 Notes that are tendered for purchase. Accordingly, 2017 Notes tendered prior to the Early Tender Date may be subject to proration in the event that additional 2015 Notes are tendered after the Early Tender Date and prior to the Expiration Date or additional 2017 Notes are tendered after the Early Tender Date and prior to the Expiration Date. In addition, 2015 Notes validly tendered prior to the Early Tender Date will be subject to proration in the event that in excess of $17,249,000 of additional 2015 Notes are tendered after the Early Tender Date and prior to the Expiration Date.

As described in the Offer to Purchase, if the aggregate principal amount of 2015 Notes that are validly tendered exceeds the Maximum Principal Amount to be Accepted (as set forth in the table above) or the aggregate principal amount of Securities that are validly tendered exceeds the maximum aggregate principal amount of $200,000,000, Cytec will accept for payment only such portion of the Securities that does not result in an aggregate principal amount purchased that is above such maximum amounts. If such maximum amounts are sufficient to allow us to accept some, but not all of the validly tendered Securities, the amount of Securities purchased will be prorated based on the aggregate principal amount of Securities validly tendered, rounded down to the nearest integral multiple of $1,000, but not less than the minimum principal amount to be accepted. Cytec reserves the right to increase the Maximum Principal Amount to be Accepted or the maximum aggregate principal amount of $200,000,000 at any time, subject to compliance with applicable law.

Cytec has retained Citigroup Global Markets Inc., RBS Securities Inc. and Wells Fargo Securities, LLC to serve as dealer managers for the Tender Offers. Global Bondholder Services Corporation has been retained to serve as the depositary and information agent for the Tender Offers.

For additional information regarding the terms of the Tender Offers, please contact: Citigroup Global Markets Inc. at 800-558-3745 (toll-free) or 212-723-6106 (collect), RBS Securities Inc. at 877-297-9832 or Wells Fargo Securities, LLC at 866-309-6316. Requests for documents and questions regarding the tender of securities may be directed to Global Bondholder Services Corporation at 866-937-2200.

Copies of the Offer to Purchase and the Letter of Transmittal related to the Tender Offers may also be obtained at no charge from Global Bondholder Services Corporation.

Neither Cytec, its board of directors, the information agent and depositary nor the dealer managers make any recommendation as to whether holders of the Securities should tender or refrain from tendering the Securities.

This announcement does not constitute an offer to purchase or a solicitation of an offer to sell securities. The Tender Offers are being made solely by means of the Offer to Purchase and the related Letter of Transmittal. In any jurisdiction where the laws require a tender offer to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of Cytec by the dealer managers, or one or more registered brokers or dealers under the laws of such jurisdiction.

About Cytec

Cytec’s vision is to deliver specialty material and chemical technologies beyond our customers’ imagination. Our focus on innovation, advanced technology and application expertise enables us to develop, manufacture and sell products that change the way our customers do business. Our pioneering products perform specific and important functions for our customers, enabling them to offer innovative solutions to the industries that they serve. Our products serve a diverse range of end markets including aerospace and industrial materials, mining and plastics.

For more information visit the Company’s web site at www.cytec.com.

Use of Forward-Looking Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Achieving the results described in these statements involves a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in Cytec’s filings with the Securities and Exchange Commission. Cytec disclaims any obligation to update or revise any forward-looking statements.